                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II, L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                                 KARL L. MEYER
                               ROBERT F. WALTERS
                                 FRANK J. TANKI
                                WILLEM VAN RIJN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

            The  Computer  Horizons  Full  Value  Committee  (the  "Committee"),
together with the other participants named herein, is filing materials contained in this  Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in connection with the  solicitation of proxies against a proposed merger involving
Computer Horizons Corp. (the "Company") and Analysts  International  Corporation
to be  submitted  to a vote of the  shareholders  of the  Company  at a  special meeting of  shareholders  scheduled to be held  September 2, 2005. The Committee has  also  made a  preliminary  filing  with  the SEC of a proxy  statement  and accompanying  proxy card to be used to solicit  votes to remove and  replace the
Company's  existing  Board of  Directors  at a special  meeting of  shareholders scheduled to be held on September 22, 2005.

            Item 1: On August 24, 2005,  the following  article was published in
The Star-Ledger.

                                THE STAR LEDGER

COMPUTER HORIZONS GETS MIXED MESSAGE
ISS: DEAL HAS MERIT, BUT ONLY FOR ONE SIDE

Wednesday, August 24, 2005

BY JOSEPH R. PERONE

STAR-LEDGER STAFF

The four-month merger standoff between Computer Horizons and some of its largest shareholders  shows no signs of abating as a crucial  stockholder  vote looms in little more than a week.

The Mountain Lakes information technology company has been trying to complete an
$88 million merger with Analysts  International  of Minneapolis.  If approved by shareholders  Sept.  2, the  merger  would  create one of the  nation's  biggest information technology professional services firms.

In the latest skirmish  between  shareholders  and management,  a proxy advisory firm issued a report yesterday that said Computer Horizons shareholders would be better off remaining independent.

At the same time,  Institutional  Shareholder  Services  recommended to Analysts
International  stockholders that they accept the merger because of its strategic merits for them.

That split decision had both sides claiming some level of victory yesterday.

The report is further  proof the merger  will  destroy  value for  shareholders, according  to  Eric  Rosenfeld,  president  of  Crescendo  Partners,  one of the shareholder  groups that opposes the merger.  The  shareholders  have complained
Analysts  International has a poor record of profitability and Computer Horizons has a stronger balance sheet.

"Most of the benefits of the merger are going to Analysts'  shareholders and not to Computer Horizon shareholders," he said.

Rosenfeld  said the  company is paying too much for  Analysts  -- 1.15  Computer
Horizon shares for every Analyst share.

Computer Horizons, meanwhile, said the report acknowledges the strategic reasons for  combining  the two  companies.  Still,  it  "strongly  disagrees"  with its conclusion  and said it was  "based on a flawed  understanding  of the  rigorous process" the board of directors undertook leading up to the merger agreement.

"In the end, our board recognized that if Computer  Horizons were to continue as a relatively  small,  independent  company,  it would face significant risks and challenges in a highly competitive  industry," Computer Horizons Chief Executive
William Murphy said in a statement.

He said the merger would give the company enough heft to compete, with more than
$600 million in combined sales. He said the price "is fair and  appropriate" and the company would have $20 million in cash on hand and no debt.

Crescendo is part of a group of shareholders known as the Computer Horizons Full
Value Committee, which has been fighting the deal. That group includes Crescendo
Partners,  which  owns  about  7.7  percent  of  Computer  Horizons,  and  other shareholder  groups that own about 2.6 percent.  A separate group of dissidents,
Aurelian  Partners and Graham Partners,  which together own about 1.3 percent of the company's  roughly 31.5 million  shares  outstanding,  also are fighting the merger.

The  dissident  shareholders  have asked the company to hold a separate  meeting
Sept. 21 to remove the board of directors of Computer Horizons.

Rosenfeld  said if he succeeds in gaining seats on the board,  including one for himself,  he will hire an investment banker to explore  alternatives to increase shareholder  value.  They  could  include a sale of the  company or parts of the company, a share buyback or a possible dividend, he said.

Computer Horizons declined further comment.

Computer Horizons and Analysts International  announced plans to merge April 13.
Under the proposed  merger,  the companies  would assume the name  International
Horizons Group,  with  headquarters in Minneapolis.  The 400 workers in Mountain
Lakes would be part of a regional office.

JOSEPH R. PERONE MAY BE REACHED AT JPERONE@STARLEDGER.COM OR (973) 392-4262.

                            (C) 2005 The Star Ledger

                      (C) 2005 NJ.com All Rights Reserved.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

On  August  11,  2005,   The  Computer   Horizons  Full  Value   Committee  (the
"Committee"),  together with the other Participants (as defined below),  filed a definitive proxy statement and  accompanying  proxy card with the Securities and
Exchange  Commission  ("SEC")  to be used to  solicit  votes  against a proposed
merger   involving   Computer   Horizons  Corp.  (the  "Company")  and  Analysts
International  Corporation to be submitted to a vote of the  shareholders of the
Company at a special meeting of  shareholders  scheduled to be held on September
2,  2005  (the  "Merger  Special  Meeting").  The  Committee  has  also  made  a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the Company's  existing  Board of Directors at a special meeting of  shareholders  called for such purpose (the
"Directors Special Meeting").

THE  COMMITTEE  ADVISES  ALL  SHAREHOLDERS  OF THE  COMPANY  TO READ  THE  PROXY
STATEMENTS AND OTHER PROXY MATERIALS  RELATING TO THE MERGER SPECIAL MEETING AND
DIRECTORS  SPECIAL  MEETING  AS  THEY  BECOME  AVAILABLE  BECAUSE  THEY  CONTAIN
IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS ARE AVAILABLE AT NO CHARGE ON THE
SEC'S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN  ADDITION,  THE  PARTICIPANTS  IN THE
SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY MATERIALS,  WITHOUT CHARGE,  UPON
REQUEST.  REQUESTS  FOR COPIES  SHOULD BE  DIRECTED TO THE  PARTICIPANTS'  PROXY
SOLICITOR,  MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR
BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS IN THE PROXY  SOLICITATIONS  ARE CRESCENDO  PARTNERS II, L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT INVESTMENTS,  LLC, RICHARD L. SCOTT,  STEPHEN T. BRAUN,
KARL L.  MEYER,  ROBERT F.  WALTERS,  FRANK J.  TANKI,  WILLEM  VAN RIJN AND THE
COMPUTER  HORIZONS  FULL  VALUE  COMMITTEE  (THE  "PARTICIPANTS").   INFORMATION
REGARDING THE PARTICIPANTS  AND THEIR DIRECT OR INDIRECT  INTERESTS IS AVAILABLE
IN  THEIR  SCHEDULE  13D  JOINTLY  FILED  WITH  THE SEC ON  JULY  22,  2005,  AS
SUBSEQUENTLY AMENDED ON JULY 27, 2005 AND AUGUST 19, 2005.